UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Reed’s Inc. 2018 Annual Meeting of Stockholders on December 13, 2018, the stockholders of Reed’s Inc., a Delaware corporation (“Reed’s”) elected all of the board of director’s nominees.

In addition, the stockholders adopted and approved the Amended and Restated 2017 Incentive Compensation Plan, approved the amendment to the Certificate of Incorporation increasing the number of authorized common shares and ratified the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for fiscal 2019.

Of the 25,660,211 shares of common stock outstanding on the record date of October 25, 2018, a total of 23,011,740 shares were voted in person or by proxy, representing 89.68% of the votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1. To elect John Bello, Valentin Stalowir, Daniel J. Doherty III, Christopher J. Reed, Lewis Jaffe, Scott R. Grossman and James C. Bass to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification

		Vote	Votes	Broker
	Vote For	Against	Withheld	Non-Vote
John Bello	14,245,557	-	752,263	8,013,920
Valentin Stalowir	14,809,844	-	188,076	8,013,920
Daniel J. Doherty III	14,794,199	-	203,721	8,013,920
Christopher J. Reed	14,727,073	-	270,847	8,013,920
Lewis Jaffe	14,222,595	-	775,325	8,013,920
Scott R. Grossman	14,243,839	-	754,081	8,013,920
James C. Bass	14,809,183	-	188,737	8,013,920

2. To approve the Reed’s, Inc. Amended and Restated 2017 Incentive Compensation Plan

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
13,729,800	1,208,879	59,241	8,013,920

3. To amend Certificate of Incorporation to increase authorized shares of common stock from 40,000,000 to 70,000,000

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
13,385,973	1,554,219	57,728	8,013,920

4. To ratify the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
22,728,603	214,254	68,883	8,013,920

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 18, 2018	By:	/s/ Iris Snyder
Iris Snyder,
Chief Financial Officer